Exhibit 99.1

E*TRADE Financial Corporation Announces Additions to Leadership Team

Navtej S. Nandra appointed President; Liza Landsman appointed Chief Marketing Officer

NEW YORK--(BUSINESS WIRE)--April 30, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC) today announced two additions to its executive leadership team. Navtej S. Nandra will join as President, effectively immediately. Liza Landsman will join as Chief Marketing Officer by the end of May.

As President of E*TRADE Financial Corporation, Navtej S. Nandra is responsible for overseeing management of E*TRADE's core domestic retail franchise. Mr. Nandra joins the Company from Morgan Stanley, where he served as Head of International for Morgan Stanley Investment Management, growing international assets under management over 60 percent during his tenure. Prior to joining Morgan Stanley, Mr. Nandra held senior management roles at Merrill Lynch, first as Chief Operating Officer of Global Investment Banking, and subsequently as Head of Diversified Financial Services and Chief Operating Officer of Global Wealth Management. His background in driving customer-centric, profitable growth will help ensure the Company’s customers remain at the forefront of E*TRADE going forward.

“I am enthusiastic about joining E*TRADE and look forward to helping shepherd such a well-known company through its next phase of growth,” said Mr. Nandra. “E*TRADE has a solid customer franchise that has demonstrated its resilience over the past decade, and I am confident that we will continue to build on this strength.”

As Chief Marketing Officer, Liza Landsman will be charged with driving all aspects of the Company’s marketing and advertising strategy. Ms. Landsman brings a wealth of knowledge, with over 18 years of experience driving customer engagement strategies, including through internet, mobile, digital and social media. Most recently, Ms. Landsman worked at Blackrock as Global Head of Digital where she was responsible for defining, analyzing, and executing the digital marketing strategy. This followed 10 years in senior management positions at Citigroup, where she focused primarily on driving engagement across customer channels, especially internet and mobile platforms, Ms. Landsman also previously served as an Operating Partner for Bravas Partners.

“Over the past several years, E*TRADE has created an iconic brand,” said Ms. Landsman. “I look forward to capitalizing on that recognition, while approaching the Company’s marketing and advertising with a sharper, more analytical focus - to drive customer acquisition and further engagement across all of the Company’s products and services.”

CEO Paul Idzik commented, “We are delighted to add to the strength of our executive management team. Navtej and Liza both possess a level of expertise and drive that will resonate throughout the Company as we move forward through our next phase of growth.”

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-G

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking, including statements regarding our ability to acquire new customers and increase engagement across our products and services are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2013 E*TRADE Financial Corporation. All rights reserved.

CONTACT:
E*TRADE Financial Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com